EXHIBIT 24.1

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert Jessen, Nancy Gillon and Lloyd Robinson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ ROBERT L. JESSEN
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ROBERT L. JESSEN
Chairman, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ JOSEPH A. RUBINO
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JOSEPH A. RUBINO
President and Director

/s/ LLOYD C. ROBINSON
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LLOYD C. ROBINSON
Vice President-Finance, and
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ COLIN HALPERN
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COLIN HALPERN
Executive Vice President and Director

/s/ LUCIENNE JESSEN
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LUCIENNE JESSEN
Vice President and Director

/s/ NANCY E. GILLON
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NANCY E. GILLON
Vice President-Administrative,
Secretary and Director


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BERNARD M. GOLDMAN
Director


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JAMES L. HARVEY
Director